Exhibit 10.28
Executive Compensation Information
The table below provides information regarding the 2008 annual base salary of each executive officer of XenoPort, Inc. listed below:

Named Executive Officer	2008 Annual Base Salary
Ronald W. Barrett, PhD Chief Executive Officer	$500,000
Kenneth C. Cundy, PhD Senior Vice President of Preclinical Development	$290,000
Mark A. Gallop, Ph.D. Senior Vice President of Research	$281,000
William G. Harris Senior Vice President of Finance and Chief Financial Officer	$315,000
William J. Rieflin President	$375,000
David R. Savello, PhD Senior Vice President of Development	$320,000